UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

EASTMAN CHEMICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive Kingsport, TN	37662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 229 - 2000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 19, 2016, Eastman Chemical Company (the “Company”) issued a press release announcing its offering of €550 million (or $621 million based on the euro/U.S. dollar exchange rate as of May 13, 2016 as published by the U.S. Federal Reserve Board) principal amount of 1.50% notes due 2023 (the “Notes”). The offering of the Notes is expected to be completed on May 26, 2016. The Company intends to use the net proceeds to repay or redeem a portion of the $1.0 billion outstanding aggregate principal amount of the Company’s 2.4% notes due June 2017, either at or prior to maturity. Any proceeds not used to repay or redeem the notes due June 2017 will be used for general corporate purposes, which may include working capital, capital expenditures, the repayment of other indebtedness outstanding from time to time, and other matters in connection with the implementation of the Company’s strategic initiatives. Pending the application of the net proceeds, the Company will invest such net proceeds in short-term investments. A copy of the Company’s press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Press release dated May 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

Date: May 19, 2016	By:	/s/ Brian L. Henry
Brian L. Henry Senior Securities – Governance Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated May 19, 2016